  FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS, INC. ANNOUNCES INTENTION
TO TRADE ON THE OTCQX MARKET

SAN FRANCISCO – October 26, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR) announced today its intention to trade its common stock on the OTCQX (QX) U.S. Premier market, operated by OTC Markets Group, Inc. (OTCQX: OTCM).

“As the investment banking leader in representing companies traded on the QX, we are a strong advocate of the opportunity for this platform to increase exposure for smaller capitalization, high quality companies that are currently ignored by the market.  We are further expanding our QX practice with hires in sales and research focused on these undiscovered, underfollowed companies.  In light of our increased emphasis on QX and the benefits our clients have seen from trading there, it only makes sense for our own company’s stock to trade on QX.  We expect to see our trading liquidity increase as a result of the greater visibility and sponsorship that the QX provides,” said Jon Merriman, Co-Chairman of Merriman Holdings.

Spencer Grimes, Head of Capital Markets Services at Merriman Capital, added, “The companies that engage us to advise them on QX benefit not only from the platform, but also from the services we provide to help them increase their visibility. Discovery research and creating liquidity in underfollowed companies is greatly needed in today’s marketplace. Our firm has a long history of excelling in both areas.”

The transition to QX remains subject to the approval requirements of OTC Markets Group. Merriman Holdings expects that its stock will continue to trade under the same ticker symbol (MERR).

Merriman Holdings has notified the NASDAQ Capital Market of its intention to voluntarily delist its common stock.  Merriman Holdings will remain a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will continue to file full financial reports that will be available on the SEC’s website, www.sec.gov.

Merriman Holdings currently anticipates that it will file with the SEC and NASDAQ a Form 25 relating to the trading of its common stock on OTCQX on or about November 7, 2011.  As a result, the company expects that the last day of trading of its common stock on The NASDAQ Capital Market will be on or about November 17, 2011, with trading to commence on QX the next trading day.

About Merriman Capital, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies.  We also provide capital raising, advisory and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (NASDAQ: MERR) and is the leading investment banking firm for OTCQX companies.  For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC).

About OTCQX

The OTCQX marketplace is the premier tier of the U.S. OTC market. Investor-focused companies use the quality-controlled OTCQX platform to offer investors transparent trading, superior information, and easy access through their regulated U.S. broker-dealers. The innovative OTCQX platform offers companies and their shareholders a level of marketplace services formerly available only on a U.S. stock exchange. For more information and to view a full list of OTCQX companies, visit http://www.otcqx.com/. Merriman Capital, Inc. is the leading investment bank Designated Advisor for Disclosure (“DAD”) and Principal American Liaison (“PAL”) on OTCQX.

Note to Investors
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011 and in our Form 10-Q filed on August 15, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate,” believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 28, 2011 and the Form 10-Q filed on August 15, 2011, together with this press release, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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Further Information:
Jack Thrift
Chief Financial Officer
Merriman Holdings, Inc.
(415) 248-5640